Exhibit 32

Certification of Periodic Financial Report

Harold G. Giomi and Jack B. Buchold hereby certify as follows:

1.               They are the Chief Executive Officer and Chief Financial Officer, respectively, of The Bank Holdings.

2.               The Form 10-Q of The Bank Holdings for the Quarter Ended June 30, 2006 complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of The Bank Holdings.

Date:	August 14, 2006	/s/ Hal Giomi
THE BANK HOLDINGS
Harold G. Giomi
Chairman & Chief Executive Officer

Date:	August 14, 2006	/s/ Jack B. Buchold
THE BANK HOLDINGS
Jack B. Buchold
Chief Financial Officer